Exhibit 10.1

EXECUTION VERSION

This AMENDMENT NO. 2 (this “Amendment”), dated as of January 7, 2019, among Cable One, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Initial Incremental Term B-2 Lender (as defined below), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, amends the Amended and Restated Credit Agreement, dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, and the Administrative Agent.

WHEREAS, the Borrower has requested to obtain new Incremental Term Loans consisting of loans established as a separate Class from the existing Classes of Loans and that shall hereafter be referred to as the “Incremental Term B-2 Loans” in an aggregate principal amount of $250,000,000, to be made available in a single drawing on the Delayed Draw Funding Date (as defined below) on the terms and subject solely to the conditions set forth herein;

WHEREAS, Section 2.19 of the Original Credit Agreement permits the Borrower to establish Incremental Term Loans pursuant to an Additional Credit Extension Amendment which may be in the form of an amendment to the Original Credit Agreement;

WHEREAS, the proceeds of the Incremental Term B-2 Loans borrowed on the Delayed Draw Funding Date will be used for general corporate purposes (including to finance working capital needs, Permitted Acquisitions or any other transaction not prohibited by the Amended Credit Agreement) of the Borrower and its Subsidiaries;

WHEREAS, pursuant to Section 2.19 of the Original Credit Agreement, the Borrower, the Administrative Agent and the Increasing Lender providing the Incremental Term B-2 Loans (such initial Increasing Lender, set forth under the heading “Incremental Term B-2 Lender” on Schedule I hereto, in such capacity, the “Initial Incremental Term B-2 Lender”), without the consent of any other Lenders, may enter into this Amendment to effectuate the incurrence by the Borrower of the Incremental Term B-2 Loans;

WHEREAS, the Borrower has requested, and the Administrative Agent and the Initial Incremental Term B-2 Lender have agreed, upon the terms and subject to the conditions set forth herein, that the Original Credit Agreement be amended as provided herein in order to effectuate the incurrence by the Borrower of the Incremental Term B-2 Loans (the Original Credit Agreement, as so amended, the “Amended Credit Agreement”); and

WHEREAS, in connection with the Incremental Term B-2 Loans and this Amendment, CoBank, ACB will act as sole and exclusive lead arranger (in such capacity, the “Incremental Term B-2 Lead Arranger”) and bookrunner.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Borrower, the Initial Incremental Term B-2 Lender and the Administrative Agent hereby agree as follows:

SECTION 1.      Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of interpretation set forth in Section 1.03 of the Original Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. As used herein, the term “2019 Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of this Amendment, (b) the Borrowing of the Incremental Term B-2 Loans hereunder and the use of the proceeds thereof and (c) the payment of fees and expenses incurred in connection with the foregoing.

SECTION 2.      Incremental Term B-2 Loan Commitments.

(a)     The Initial Incremental Term B-2 Lender hereby agrees, on the terms and subject solely to the conditions set forth herein and in the Amended Credit Agreement, to make Incremental Term B-2 Loans in Dollars to the Borrower in a single drawing on the Delayed Draw Funding Date by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account specified therefor by the Administrative Agent in an aggregate principal amount not to exceed the amount set forth opposite the Initial Incremental Term B-2 Lender’s name on Schedule I hereto under the heading “Incremental Term B-2 Loan Commitment.” The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request. Amounts borrowed under this Section 2 and repaid or prepaid may not be reborrowed.

(b)     The Incremental Term B-2 Loans constitute Loans and Term Loans under the Amended Credit Agreement and shall have the terms set forth in the Amended Credit Agreement. For the avoidance of doubt, the Incremental Term B-2 Loans shall constitute a single and distinct Class of Loans under the Amended Credit Agreement, designated as the “Incremental Term B-2 Loans.” The Incremental Term B-2 Loans shall be Excluded Term Loans. The Incremental Term B-2 Lenders constitute Lenders under the Amended Credit Agreement.

(c)     The proceeds of the Incremental Term B-2 Loans borrowed on the Delayed Draw Funding Date shall be used for general corporate purposes (including to finance working capital needs, Permitted Acquisitions or any other transaction not prohibited by the Amended Credit Agreement) of the Borrower and its Subsidiaries.

(d)     Unless previously terminated, the Incremental Term B-2 Loan Commitments shall terminate upon the earlier of (x) immediately after the making of the Incremental Term B-2 Loans on the Delayed Draw Funding Date and (y) the date that is 180 days following the Amendment Effective Date (as defined below). The Borrower may at any time terminate, or from time to time reduce, the Incremental Term B-2 Loan Commitments by complying with the requirements and procedures set forth in Sections 2.08(c) of the Amended Credit Agreement with respect to terminations of Revolving Commitments as if such requirements and procedures were stated therein to apply to the Incremental Term B-2 Loan Commitments; provided that each reduction of the Incremental Term B-2 Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 (or, if less, the remaining amount of such Incremental Term B-2 Loan Commitments).

(e)     The Borrower promises to repay (i) on the last day of each fiscal quarter, commencing with the last day of the first full fiscal quarter ending after the Delayed Draw Funding Date, an aggregate principal amount of Incremental Term B-2 Loans equal to 0.25% of the aggregate principal amount of all Incremental Term B-2 Loans borrowed on the Delayed Draw Funding Date (subject to adjustment in the event of prepayments as provided in Section 2.10 of the Amended Credit Agreement) and (ii) on the Incremental Term B-2 Loan Maturity Date, the aggregate principal amount of all Incremental Term B-2 Loans outstanding on such date.

(f)     The provisions of Sections 2.10(c) and (d) applicable to Term Loans shall extend to and apply with respect to Incremental Term B-2 Loans.

SECTION 3.      Amendments to the Original Credit Agreement. Effective as of the Amendment Effective Date, the Original Credit Agreement is hereby amended as follows:

(a)     Section 1.01 of the Original Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“2019 Additional Credit Extension Amendment” means that certain Amendment No. 2 to this Agreement, dated as of the 2019 Additional Credit Extension Amendment Effective Date, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“2019 Additional Credit Extension Amendment Effective Date” means the date on which the conditions precedent set forth in Section 4 of the 2019 Additional Credit Extension Amendment were satisfied or waived in accordance therewith.

“Incremental Term B-2 Lender” means a Lender holding Incremental Term B-2 Loans or an Incremental Term B-2 Loan Commitment.

“Incremental Term B-2 Loan” means a loan made pursuant to the 2019 Additional Credit Extension Amendment.

“Incremental Term B-2 Loan Commitment” means with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term B-2 Loan pursuant to the 2019 Additional Credit Extension Amendment, as such commitment may be reduced from time to time pursuant to Section 2(d) of the 2019 Additional Credit Extension Amendment. The initial amount of each Lender’s Incremental Term B-2 Loan Commitment is set forth on Schedule I to the 2019 Additional Credit Extension Amendment. The aggregate amount of the Lenders’ Incremental Term B-2 Loan Commitments on the 2019 Additional Credit Extension Amendment Effective Date is $250,000,000.

“Incremental Term B-2 Loan Maturity Date” means January 7, 2026.

(b)     The following defined terms in Section 1.01 of the Original Credit Agreement are hereby amended and restated in their entirety to read as follows (new text is in bold/underline, and deleted text is in ~~strikethrough~~):

“Class” when used in reference to any (x) Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term A Loans, Incremental Term A-1 Loans, Incremental Term B-1 Loans, Incremental Term B-2 Loans, Incremental Term Loans of any other series, Extended Term Loans of any series, Replacement Term Loans of any series or Swingline Loans and (y) when used with respect to any Commitment, refers to whether such Commitment is an Incremental Term A-1 Loan Commitment, Incremental Term B-1 Loan Commitment, Incremental Term B-2 Loan Commitment, Revolving Commitment or Extended Revolving Commitment of any series.

“Required Financial Covenant Lenders” means, at any time, the Required Lenders but excluding for all purposes of the determination thereof the Incremental Term B-1 Loans, the Incremental Term B-2 Loans and any other Term Loans that pursuant to the terms of the applicable Additional Credit Extension Amendment establishing such Term Loans are to be excluded from any determination of the Required Financial Covenant Lenders (the Incremental Term B-1 Loans, the Incremental Term B-2 Loans and any other Term Loans so excluded, “Excluded Term Loans”).

“Term Loan Commitment” means an Incremental Term A-1 Loan Commitment or, an Incremental Term B-1 Loan Commitment or an Incremental Term B-2 Loan Commitment, as applicable.

“Term Loans” means the Initial Term A Loans, the Incremental Term A-1 Loans, the Incremental Term B-1 Loans, the Incremental Term B-2 Loans, the Incremental Term Loans of each other series and the Extended Term Loans of each series, collectively

(a)     The definition of “Applicable Rate” set forth in Section 1.01 of the Original Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (a) in the first paragraph of such definition and (ii) replacing the “.” at the end of such paragraph with the following text:

; and (c) (i) 2.00% in the case of Eurocurrency Incremental Term B-2 Loans, and (ii) 1.00% in the case of Base Rate Incremental Term B-2 Loans.

(b)     The definition of “Incremental Equivalent Indebtedness” set forth in Section 1.01 of the Original Credit Agreement is hereby amended by (i) replacing the words “Incremental Term B-1 Loan Maturity Date” with the words “Incremental Term B-2 Loan Maturity Date” and (ii) replacing the words “the then remaining Weighted Average Life to Maturity of the Incremental Term B-1 Loans” with the words “the longer of (A) the then remaining Weighted Average Life to Maturity of the Incremental Term B-1 Loans and (B) the then remaining Weighted Average Life to Maturity of the Incremental Term B-2 Loans.”

(c)     Section 2.19(a) of the Original Credit Agreement is hereby amended by (i) replacing the words “Incremental Term B-1 Loan Maturity Date” with the words “Incremental Term B-2 Loan Maturity Date” and (ii) replacing the words “the then remaining Weighted Average Life to Maturity of the Incremental Term B-1 Loans” with the words “the longer of (A) the then remaining Weighted Average Life to Maturity of the Incremental Term B-1 Loans and (B) the then remaining Weighted Average Life to Maturity of the Incremental Term B-2 Loans.”

(d)     Clause (u) in Section 6.01 of the Original Credit Agreement is hereby amended by (i) replacing the words “Incremental Term B-1 Loan Maturity Date” with the words “Incremental Term B-2 Loan Maturity Date” and (ii) replacing the words “the then remaining Weighted Average Life to Maturity of the Incremental Term B-1 Loans” with the words “the longer of (A) the then remaining Weighted Average Life to Maturity of the Incremental Term B-1 Loans and (B) the then remaining Weighted Average Life to Maturity of the Incremental Term B-2 Loans.”

SECTION 4.      Conditions Precedent to Effectiveness. This Amendment and the amendments to the Original Credit Agreement provided for herein shall become effective on the date (such date, the “Amendment Effective Date”) that each of the conditions precedent set forth below shall have been satisfied or waived:

(a)     Executed Counterparts. The Administrative Agent and the Initial Incremental Term B-2 Lender shall have received a counterpart signature page of this Amendment signed on behalf of the Borrower and the Initial Incremental Term B-2 Lender;

(b)     Opinions. The Administrative Agent and the Initial Incremental Term B-2 Lender shall have received the executed legal opinions of (x) Cravath, Swaine & Moore LLP, special New York counsel to the Borrower, in form reasonably satisfactory to the Administrative Agent and (y) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Borrower and the Guarantors in form reasonably satisfactory to the Administrative Agent and the Initial Incremental Term B-2 Lender. The Borrower hereby requests such counsels to deliver such opinions;

(c)     Closing Documents. The Administrative Agent and the Initial Incremental Term B-2 Lender shall have received such customary closing documents and certificates as the Administrative Agent and the Initial Incremental Term B-2 Lender may reasonably request relating to the organization and existence of each Loan Party, the authorization of the 2019 Transactions, and the identity, authority and capacity of the Responsible Officers of the Loan Parties authorized to act as such in connection with this Amendment and the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Initial Incremental Term B-2 Lender;

(d)     Note. The Initial Incremental Term B-2 Lender shall have received a Note executed by the Borrower in favor of the Initial Incremental Term B-2 Lender;

(e)     Administrative Questionnaire. The Administrative Agent shall have received a completed Administrative Questionnaire from the Initial Incremental Term B-2 Lender.

(f)     Patriot Act. The Administrative Agent shall have received confirmation from the Initial Incremental Term B-2 Lender that the Initial Incremental Term B-2 Lender shall have received, at least three Business Days prior to the Amendment Effective Date, all documentation and other information reasonably requested in writing by it at least ten Business Days prior to the Amendment Effective Date in order to allow it to comply with the Act; and

(g)     Fees and Expenses Paid. The Administrative Agent shall have received all amounts owing by the Borrower pursuant to Section 9.03(a) of the Credit Agreement in connection with this Amendment to the extent invoiced at least three Business Days prior to the Amendment Effective Date. The Administrative Agent shall have received confirmation from the Initial Incremental Term B-2 Lender that the Initial Incremental Term B-2 Lender and the Incremental Term B-2 Lead Arranger shall have received all fees and other amounts due and payable to such Persons on or prior to the Amendment Effective Date in connection with this Amendment, including, to the extent invoiced three Business Days prior to the Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower to the Incremental Term B-2 Lead Arranger.

SECTION 5.      Conditions Precedent to Funding. The obligations of the Initial Incremental Term B-2 Lender to make the Incremental Term B-2 Loans shall become effective on the date (such date, the “Delayed Draw Funding Date”) that each of the conditions precedent set forth below shall have been satisfied or waived:

(a)     Amendment Effective Date. The Amendment Effective Date shall have occurred;

(b)     Borrowing Request. The Administrative Agent shall have received a Borrowing Request for the Incremental Term B-2 Loans to be made on the Delayed Draw Funding Date;

(c)     Representations and Warranties; No Default or Event of Default. At the time of and immediately after giving effect to the making of the Incremental Term B-2 Loans and the application of the proceeds thereof, each of the conditions set forth in Section 4.02(a) and Section 4.02(b) of the Amended Credit Agreement shall be satisfied;

(d)     Officer’s Certificate. The Administrative Agent shall have received a certificate dated as of the Delayed Draw Funding Date and signed by a Financial Officer of the Borrower, certifying that the conditions specified in clause (c) above and clause (e) below have been satisfied;

(e)     Pro Forma Compliance with Financial Covenants. The Borrower shall be in compliance, calculated on a Pro Forma Basis, with the covenants contained in Section 6.09 of the Original Credit Agreement as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Original Credit Agreement; and

(f)     Fees Paid. The Administrative Agent shall have received payment of all accrued and unpaid Incremental Term B-2 Unused Commitment Fees (as defined below), if any.

The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Delayed Draw Funding Date, and such notice shall be conclusive and binding.

SECTION 6.      Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Initial Incremental Term B-2 Lender an unused commitment fee for the applicable accrual period specified below (the “Incremental Term B-2 Unused Commitment Fee”), which shall accrue on the daily average unused amount of the Incremental Term B-2 Loan Commitment of the Initial Incremental Term B-2 Lender at the rate equal to (a) 0% per annum for the period from the Amendment Effective Date through and including the 45th day following the Closing Date, (b) 0.375% per annum for the period from and including the 46th day following the Amendment Effective Date through and including the 90th day following the Amendment Effective Date, (c) 0.500% per annum for the period from and including the 91st day following the Amendment Effective Date through and including the 135th day following the Amendment Effective Date, and (d) 0.625% per annum for the period from and including the 136th day following the Amendment Effective Date through and including the 180th day following the Amendment Effective Date. The Incremental Term B-2 Unused Commitment Fees shall accrue during the period from and including the Amendment Effective Date to but excluding the date on which such Incremental Term B-2 Loan Commitment terminates; provided that any such commitment fee accrued with respect to the Incremental Term B-2 Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on the Incremental Term B-2 Loan Commitment of a Defaulting Lender at any time that such Lender shall be a Defaulting Lender. Accrued Incremental Term B-2 Unused Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Incremental Term B-2 Loan Commitments terminate, commencing on the first such date to occur after the Amendment Effective Date. The Incremental Term B-2 Unused Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Incremental Term B-2 Unused Commitment Fees, once paid, shall not be refundable under any circumstances.

SECTION 7.      Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants that:

(a)     it is (i) duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required; except in each case referred to in clause (i) (other than with respect to the Borrower), (ii) or (iii) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)     the 2019 Transactions are, with respect to each Loan Party as of the Amendment Effective Date, within such Loan Party’s corporate, limited liability or partnership powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder, member or partner action;

(c)     each of this Amendment and the Note delivered to the Initial Term B-2 Lender has been duly authorized, executed and delivered by such Loan Party party thereto and constitutes a legal, valid and binding obligation of such Loan Party party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d)     the 2019 Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (A) filings necessary to perfect or maintain the perfection of the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent, (B) the approvals, consents, registrations, actions and filings which have been duly obtained, taken, given or made and are in full force and effect, (C) those approvals, consents, registrations or other actions or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect and (D) those approvals, consents, registrations or other actions or filings required prior to the exercise of any rights or remedies under the Loan Documents that would constitute a transfer of control of, or assignment of, any FCC license or Cable System, (ii) will not violate (A) any applicable law or regulation or order of any Governmental Authority or (B) the charter, by-laws or other organizational documents of any Loan Party, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (iv) will not result in the creation or imposition of any Lien on any material asset of any Loan Party (other than pursuant to the Loan Documents and Liens permitted by the Credit Agreement); except with respect to any violation or default referred to in clause (ii)(A) or (iii) above, to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.      Reference to and Effect on the Loan Documents. On and after the Amendment Effective Date, each reference in the Original Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Original Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Original Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a novation of the Original Credit Agreement or any of the Loan Documents. This Amendment shall constitute an Additional Credit Extension Amendment.

SECTION 9.      Reaffirmation of Guarantees and Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby, including the extension of credit in the form of the Incremental Term B-2 Loans. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Loan Documents to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Incremental Term B-2 Lenders, and (c) acknowledges that from and after the Delayed Draw Funding Date, all Incremental Term B-2 Loans from time to time outstanding shall be Obligations.

SECTION 10.      Applicable Law; Waiver of Jury Trial.

(A)     THIS AMENDMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B)     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM HEREIN.

SECTION 11.      Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 12.      Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof.

SECTION 13.       Post-Closing Matters. Within 90 days after the Amendment Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower, or the applicable Loan Party shall deliver either the items listed in paragraph (a) or the items listed in paragraph (b) as follows:

(a)     (i) an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that:

(A)     the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations (as defined in each Mortgage), including the Obligations evidenced by this Amendment and the other documents executed in connection herewith, for the benefit of the Secured Parties; and

(B)     no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Original Credit Agreement as amended by this Amendment and the other documents executed in connection herewith, for the benefit of the Secured Parties; and

(ii)     a title search to the applicable Mortgaged Property demonstrating that such Mortgaged Property is free and clear of all Liens other than Permitted Encumbrances; or

(b)     with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(i)     with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)     with respect to each Mortgage Amendment, a date down endorsement (each, a “Title Endorsement,” collectively, the “Title Endorsements”) to the existing Title Policy relating to the Mortgage encumbering the Mortgaged Property subject to such Mortgage assuring the Administrative Agent that such Mortgage, as amended by such Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all Liens other than Permitted Encumbrances or otherwise consented to by the Administrative Agent of such Mortgaged Property, and such Title Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

(iii)     with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to the Administrative Agent and the Secured Parties, (y) shall cover the enforceability of the respective Mortgage as amended by such Mortgage Amendment and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent;

(iv)     with respect to each Mortgaged Property, such affidavits, certificates, information and instruments of indemnification (including without limitation, a so-called “gap” indemnification) as shall be required by the title company to induce the title company to issue the Title Endorsements; and

(v)     evidence acceptable to the Administrative Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Title Endorsements.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

CABLE ONE, INC., as the Borrower

By:	/s/ Steven S. Cochran
Name: Steven S. Cochran Title: Chief Financial Officer

CABLE ONE VOIP LLC, as a Guarantor

By:	/s/ Steven S. Cochran
Name: Steven S. Cochran Title: Vice President

AVENUE BROADBAND COMMUNICATIONS LLC, as a Guarantor

By:	/s/ Steven S. Cochran
Name: Steven S. Cochran Title: Vice President

TELECOMMUNICATIONS MANAGEMENT, LLC, as a Guarantor

By:	/s/ Steven S. Cochran
Name: Steven S. Cochran Title: Vice President

ULTRA COMMUNICATIONS GROUP, LLC, as a Guarantor

By:	/s/ Steven S. Cochran
Name: Steven S. Cochran Title: Vice President

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A, as Administrative Agent

By:	/s/ Alicia Schreibstein
Name: Alicia Schreibstein Title: Executive Director

[Signature Page to Amendment No. 2]

COBANK, ACB, as the Initial Incremental Term B-2 Lender

By:	/s/ Victor Padilla
Name: Victor Padilla Title: Vice President

[Signature Page to Amendment No. 2]

Schedule I

Incremental Term B-2 Loan Commitments

Initial Incremental Term B-2 Lender	Incremental Term B-2 Loan Commitment
CoBank, ACB	$250,000,000
Total	$250,000,000